UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Host Hotels & Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

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Online Go to www.investorvote.com/HST or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be receivedby 11:59 p.m., New York Time, on May 14, 2020. 2020 Stockholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the Host Hotels & Resorts, Inc. Annual Stockholders Meeting to be Held on May 15, 2020 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: www.investorvote.com/HST Easy Online Access — View your proxy materials and vote. Step 1:    Go to www.investorvote.com/HST. Step 2:    Click on the icon on the right to view meeting materials. Step 3:    Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4:    Make your selections as instructed on each screen for your delivery preferences. Step 5:    Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials—If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 4, 2020 to facilitate timely delivery. 037SFD

2020 Stockholder Meeting Notice Host Hotels & Resorts, Inc.’s Annual Meeting of Stockholders will be held on May 15, 2020 at The Grand Hyatt Washington, 1000 H Street, N.W. Washington, DC 20001 at 11:00 a.m. New York Time.* Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4: 1.    Election of Directors: 01—Mary L. Baglivo 02—Sheila C. Bair 03—Richard E. Marriott 04—Sandeep L. Mathrani 05—John B. Morse, Jr. 06—Mary Hogan Preusse 07—Walter C. Rakowich 08—James F. Risoleo 09—Gordon H. Smith 10—A. William Stein 2.    Ratify appointment of KPMG LLP as independent registered public accountants for 2020. 3.    Advisory resolution to approve executive compensation. 4.    Approval of the 2020 Comprehensive Stock and Cash Incentive Plan. * Due to the emerging public health impact of the global coronavirus (COVID-19) outbreak, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.hosthotels.com. PLEASE NOTE—YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. It is important that your shares be represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to submit your proxy instructions via the Internet. If you plan on attending the Annual Meeting, please mark the appropriate box when voting via the Internet. Present this Admission Ticket to the Host Hotels & Resorts representative at the entrance. Receive Future Proxy Materials Electronically Help us make a difference by eliminating paper proxy mailings to your home or business. With your consent, we will send future proxy voting materials toyou by email. To register for electronic delivery of future proxy materials, go to www.computershare.com/investor and sign up for electronic delivery. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.—    Internet—Go to www.investorvote.com/HST. —    Phone—Call us free of charge at 1-866-641-4276. —    Email—Send an email to investorvote@computershare.com with “Proxy Materials Host Hotels and Resorts, Inc.” in the subject line.     Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 4, 2020.